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                                                                  EXHIBIT 10.1.2

                               SECOND AMENDMENT TO
                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT

         THIS SECOND AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT, dated effective as of May 31, 2000 (the "Second Amendment"), is entered into between and among HERITAGE OPERATING, L.P., a Delaware limited partnership (the "Borrower") and BANK OF OKLAHOMA, NATIONAL ASSOCIATION ("BOk"), FIRSTAR BANK N.A., (formerly known as Mercantile Bank National Association) ("Firstar") and LOCAL OKLAHOMA BANK, N.A. ("Local") (BOk, Firstar and Local, together with each other Person that becomes a Bank pursuant to Article XI of the Credit Agreement (hereinafter defined) collectively referred to herein as the "Banks"), BOk, as administrative agent for the Banks (in such capacity, the "Administrative Agent") and Firstar, as co-agent for the Banks (in such capacity, the "Co-Agent").

         WHEREAS, the Borrower, the Banks, the Administrative Agent and the Co-Agent entered into (i) that certain First Amended and Restated Credit Agreement dated as of May 31, 1999 (the "Original Restated Credit Agreement"), and (ii) that certain First Amendment to First Amended and Restated Credit Agreement dated as of October 15, 1999 (the "First Amendment"); and

         WHEREAS, the Original Restated Credit Agreement, as amended and modified by the First Amendment, is hereinafter sometimes referred to as the "Credit Agreement"; and

         WHEREAS, capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Credit Agreement; and

         WHEREAS, the Borrower has heretofore sent the Administrative Agent a letter dated May 15, 2000, (the "Reorganization Letter"), describing certain acquisitions by the Borrower, a proposed change in the ownership of the General Partner, a proposed change in ownership of Common Units of the Master Partnership and other matters set forth therein (the "Proposed Reorganization"); and

         WHEREAS, the Borrower has requested the Banks, the Administrative Agent and the Co-Agent to (i) consent, subject to the satisfaction of certain conditions to effectiveness, to an amendment to the Credit Agreement, and (ii) consent to an amendment to Section 2.2.2 of the Credit Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

              1. Upon satisfaction of each of the conditions to effectiveness set forth in paragraph 6 below:

                    A. Section 1.1 of the Credit Agreement shall be amended by adding thereto, at the appropriate alphabetical position, the following additional defined terms:



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                         "`Adjusted Consolidated EBITDA' shall mean, as of any
                    date of determination for any applicable period, Consolidated EBITDA calculated

                         (x) with respect to the consolidated group comprised of
                    the General Partner, the Master Partnership and the Borrower and its Subsidiaries (rather than with respect to the consolidated group comprised of the Borrower and its Subsidiaries), and

                         (y) as if the terms `Consolidated Non-Cash Charges',
                    `Consolidated Net Income', `Consolidated Interest Expense', `Consolidated Income Tax Expense', `Asset Sale', and `Asset Acquisition', were calculated with respect to the consolidated group comprised of the General Partner, the Master Partnership and the Borrower and its Subsidiaries (rather than with respect to the consolidated group comprised of the Borrower and its Subsidiaries)."

                         "`Adjusted Consolidated Funded Indebtedness' shall mean
                    Consolidated Funded Indebtedness calculated with respect to the consolidated group comprised of the General Partner, the Master Partnership and the Borrower and its Subsidiaries (rather than with respect to the consolidated group comprised of the Borrower and its Subsidiaries)."

                         "`Designated Current Managers' shall mean R. C. Mills
                    and H. Michael Krimbill, current executive officers of the General Partner, together, in the case of either such executive officer, with the heirs of, and trusts for the benefit of family members controlled by, such executive officer."

                         "`Lock-Up Period' shall mean, with respect to each
                    Designated Current Manager, the period from the date of the closing of the Proposed Reorganization to the earlier to occur of (x) the third anniversary of such closing, and (y) the first date on which such Designated Current Manager shall cease to be employed by the General Partner, the Master Partnership or any of their respective Affiliates."

                         "`Proposed Reorganization' shall have the meaning set
                    forth in the fourth "Whereas" clause of the Second Amendment, dated as of May 31, 2000, with respect to this Agreement."

                         "`Specified Entities' shall mean any one or more of the
                    following entities: (i) Atmos Energy Corporation, a Texas and Virginia corporation, (ii) Piedmont Natural Gas Company, Inc., a


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                    North Carolina corporation, (iii) AGL Resources, Inc., a
                    Georgia corporation, and (iv) TECO Energy, Inc., a Florida corporation, or a Successor to any entity referred to in clause (i), (ii), (iii) or (iv) of this definition."

                         "`Successor' shall mean, with respect to a Specified
                    Entity, any entity in which the holders of the Capital Stock of such Specified Entity outstanding immediately prior to a consolidation, acquisition or merger involving such Specified Entity hold, directly or indirectly through Wholly-Owned Subsidiaries, at least a majority of the Capital Stock immediately after such consolidation, acquisition or merger."


                    B. Section 7B.1 of the Credit Agreement shall be amended by adding the following new clause (iii):

                         "(iii) Ratio of Adjusted Consolidated Funded
                    Indebtedness to Adjusted Consolidated EBITDA. The ratio as at the end of any fiscal quarter of Adjusted Consolidated Funded Indebtedness to Adjusted Consolidated EBITDA to exceed 6.25 to 1.00."

                    C. Section 9.1(xv) of the Credit Agreement shall be amended by (i) adding before clause (a) the phrase "any of the events described in clauses (a), (b), (c) or (d) shall occur: ", and
               (ii) deleting clause (c) and inserting in lieu thereof the following new clauses (c) and (d):

                    "(c) the Specified Entities shall own, directly or indirectly through Wholly-Owned Subsidiaries, in the aggregate less than 51% of the Capital Stock of the General Partner, or (d) either Designated Current Manager shall, at any time during the Lock-up Period applicable to such Designated Current Manager, own, directly or indirectly, less than 50% of the Common Units of the Master Partnership owned, directly or indirectly, by such Designated Current Manager immediately after giving effect to the Proposed Reorganization; or".


              2. Section 2.2.2 of the Credit Agreement is deleted in its entirety and replaced with the following:

                    "2.2.2. Maximum Amount of Working Capital Credit. The term
               `Maximum Amount of Working Capital Credit' means, on any date, $35,000,000 minus the outstanding principal balance on the Indebtedness permitted by Section 7B.2(v) or such lesser amount as the Borrower may


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               specify from time to time by notice from the Borrower to the
               Administrative Agent; provided that the aggregate outstanding principal amount of Working Capital Loan shall be $0 for a period of not less than 30 consecutive calendar days at least one time during each fiscal year of the Borrower ending subsequent to September 1, 2000 (the "Annual Clean-Up"). Failure by the Borrower to comply with the provisions of the Annual Clean-Up shall constitute a failure to pay the Loans when due and an Event of Default under Section 9.1."

               3. Existing Credit Agreement/Counterparts. All of the remaining terms, provisions and conditions of the Credit Agreement, except as otherwise expressly amended and modified by this Second Amendment, shall continue in full force and effect in all respects. This Second Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute a single Second Amendment. Delivery of an executed counterpart of a signature page to this Second Amendment by telecopier shall be as effective as delivery of a manually executed counterpart of this Second Amendment.

               4. Further Assurances. The Borrower will, upon the request of the Administrative Agent from time to time, promptly execute, acknowledge and deliver, and file and record, all such instruments and notices, and take all such action, as the Administrative Agent deems necessary or advisable to carry out the intent and purposes of this Second Amendment and the Credit Agreement.

               5. General. The Credit Agreement and all of the other Loan Documents are each confirmed as being in full force and effect. This Second Amendment, the Credit Agreement and the other Loan Documents referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral, with respect to such subject matter. The invalidity or unenforceability of any provision hereof shall not affect the validity and enforceability of any other term or provision hereof. The headings in this Second Amendment are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof. Each of this Second Amendment and the Credit Agreement is a Loan Document and may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns including as such successors and assigns all holders of any Note. This Second Amendment shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of the State of Oklahoma.

               6. Conditions to Effectiveness. The effectiveness of this Second Amendment is subject to the satisfaction of the following conditions:

                    (a) the Required Banks under the Credit Agreement shall have consented to this Second Amendment as evidenced by their execution thereof;

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                    (b) the requisite percentages of holders of Private
               Placement Notes shall have agreed to all amendments necessary to effect the Proposed Reorganization and a copy thereof shall have been provided to the Administrative Agent. In the event the Borrower agrees that the holders of any Private Placement Notes shall be granted any additional or more restrictive financial or negative covenants or events of default than are imposed on the Borrower under the Credit Agreement, as amended hereby, the Borrower agrees that the Banks shall also be granted such more restrictive covenants or events of defaults;

                    (c) each of the Banks shall have received an amendment fee from the Borrower in an amount equal to .10% of the aggregate principal amount of the Loan owing to such Bank on the date hereof (the "Amendment Fee") and a Responsible Officer of the Borrower shall have certified to the Administrative Agent (the truth and accuracy of which certification shall constitute a condition of effectiveness hereunder) that the holders of the Private Placement Notes have received no amendment fees or other consideration (including increase in coupon) greater than the Amendment Fee;

                    (d) the Administrative Agent shall have received evidence
               that (i) the Master Partnership shall have transferred to the Borrower an equity contribution in the amount of at least $45,000,000 (the "Equity Contribution"), and (ii) the entire amount of such Equity Contribution shall have been applied to the payment of outstanding Indebtedness of the Borrower;

                    (e) counsel to the Banks shall have been paid fees and
               expenses incurred in connection with this Second Amendment; and

                    (f) materials reasonably satisfactory to the Administrative
               Agent shall have been delivered evidencing that the Proposed Reorganization has become effective.


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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to First Amended and Restated Credit Agreement to be duly executed and delivered in Tulsa, Oklahoma, effective as of the 31st day of May, 2000, by the undersigned duly authorized officers thereof.


                                       "Borrower"


                                       HERITAGE OPERATING, L.P., a Delaware
                                          limited partnership


                                       By:  Heritage Holdings, Inc., a Delaware
                                            corporation, general partner


                                            By:
                                               --------------------------------
                                                     H. Michael Krimbill
                                                           President





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                                         "Banks"


                                         BANK OF OKLAHOMA, NATIONAL ASSOCIATION


                                         By:
                                            -----------------------------------
                                         Its:
                                             ----------------------------------




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                                       FIRSTAR BANK N.A. (formerly known as
                                          Mercantile Bank National Association)


                                        By:
                                           -----------------------------------
                                        Its:
                                            ----------------------------------




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                                         LOCAL OKLAHOMA BANK, N.A.


                                         By:
                                            -----------------------------------
                                         Its:
                                             ----------------------------------





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                                         "Administrative Agent"


                                         BANK OF OKLAHOMA, NATIONAL
                                         ASSOCIATION

                                         By:
                                            -----------------------------------
                                         Its:
                                             ----------------------------------





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                                         "Co-Agent"


                                         FIRSTAR BANK N.A. (formerly known as
                                         Mercantile Bank National Association)


                                         By:
                                            -----------------------------------
                                         Its:
                                             ----------------------------------















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